UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2013

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On December 12, 2013, the Company’s management concluded that under generally accepted accounting principles an impairment charge is required primarily relating to goodwill but, possibly, also to other intangible assets of its Commercial Vehicle Products (CVP) Group, which is part of the Specialized Products Segment. We estimate the non-cash charge will be between $60 million and $75 million (pre-tax) and will be recorded in the fourth quarter of 2013. At September 30, 2013, goodwill and other intangible assets associated with the CVP Group were recorded at $76 million and $20 million, respectively.

Goodwill is required to be tested for impairment at least once a year or as a triggering event may occur. We perform our annual goodwill impairment review in the second quarter of each year. Long-lived assets, including other intangible assets, are tested for recoverability at year end and whenever events or changes in circumstances indicate the carrying value may not be recoverable. As previously disclosed, we have been reviewing the CVP Group as part of our ongoing strategic planning process. One possible strategic alternative had been to divest all or part of the group. However, the Company now intends to pursue efforts to reduce the CVP Group’s cost structure and improve operating performance of the business. The CVP Group primarily produces and installs racks, shelving and cabinets in telecommunication, cable, home service and delivery vans.

During the strategic planning process, and more acutely in the last few months, an unexpected decline in CVP Group sales, operating cash flows and earnings has occurred. Consequently, the Company received a lower than previously expected indication of value relating to the potential disposition of the business. As a result, we conducted an interim valuation of the CVP Group goodwill and other intangible assets and concluded that an impairment charge is required. The impairment charge is not expected to result in future cash expenditures.

Forward-Looking Statements. This report, and our other public disclosures, whether written or oral, may contain “forward-looking statements” including, but not limited to, the estimates of amounts of impairment charges related to the CVP Group, and the strategic alternatives chosen for the CVP Group. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expected,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the preliminary nature of the impairment estimates associated with the CVP Group and the possibility the estimates may change as the Company’s analysis develops and additional information is obtained; (ii) a further decline or improvement in the long-term outlook for the CVP Group; (iii) the pursuit of different strategic alternatives for the CVP Group; (iv) the underlying assumptions relating to the forward-looking statements; and (v) other factors described under “Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K filed February 28, 2013, as updated by the Company’s Form 10-Qs.

Item 7.01 Regulation FD Disclosure.

On December 17, 2013, we issued a press release announcing the estimated range of asset impairment charge associated with the CVP Group. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 17, 2013	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President - Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 17, 2013